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                                                                     Exhibit 3.3


                           CERTIFICATE OF AMENDMENT

                                      of

                         CERTIFICATE OF INCORPORATION

                                      of

                                AMF GROUP INC.

     AMF Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGLC"), DOES HEREBY
CERTIFY:

     FIRST: That by the unanimous written consent of the members of the Board of Directors of AMF Group Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the First Article so that, as amended said Article shall be and read as follows:

          The name of the corporation (which is hereinafter referred to as the "Corporation") is:



                          AMF Bowling Worldwide, Inc.


     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

     THIRD: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
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     IN WITNESS WHEREOF, said AMF Group Inc. has caused this certificate to be signed by its President, and attested by its Secretary, this 29th day of
October   , 1997.

                                           By: /s/ Douglas J. Stanard
                                              -------------------------------
                                           Name:   Douglas J. Stanard
                                           Title:  President

                                           ATTEST: /s/ Michael P. Bardaro
                                                  ---------------------------
                                           Name:    Michael P. Bardaro
                                           Title:   Secretary



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